Exhibit 3.1(u)

ARTICLES OF ORGANIZATION
OF
NEVD of New York LLC
UNDER SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW

FIRST:                                                           The name of the limited liability company is:  NEVD of New York, LLC

SECOND:                                            The county within this state in which the office of the limited liability company is to be located is:  Fulton

THIRD:                                                       (optional) The latest date on which the limited liability company is to dissolve is:  n/a

FOURTH:                                           The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served.  The post office box within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is:  c/o CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

FIFTH:                                                          The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is:  CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

SIXTH:                                                        The future date of the Article of Organization, if not effective upon filing is:  n/a

SEVENTH:                                      The limited liability company is to be managed by (check appropriate box):

☐                                    1 or more members

☐                                    A class or classes of members

☒                                  1 or more managers

☐                                    A class or classes of managers

EIGHTH:                                                If all or specified members are liable in their capacity as members for all or specified debts, obligations or liabilities of the limited liability company as authorized pursuant to Section 609 of the Limited Liability Company Law, a statement that all or specified members are so liable.

IN WITNESS WHEREOF, this certificate has been subscribed this 17th day of July, 1998, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Robert C. Fanch	Robert C. Fanch	, Organizer
(signature)	(name and capacity of signer)

New York State
Department of State
Division of Corporation, State Records
and Uniform Commercial Code
Albany, NY 12231

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF

NEVD of New York, LLC
(Insert name of Domestic Limited Liability Company)
Under Section 211 of the Limited Liability Company Law

FIRST:                                                           The name of the limited liability company is: NEVD of New York, LLC If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND:                                            The date of filing of the articles of organization is:  July 24, 1998.

THIRD:                                                       (set forth each amendment in a separate paragraph providing the subject matter and full text of each amended provision). The amendment effected by this certificate of amendment is as follows:

Paragraph FIRST of the Articles of Organization relating to NEWD of New York, LLC is hereby amended to read as follows:  The name of the limited liability company is:  Conversent Communications of New York, LLC

/s/ David L. Mayer
(Signature)

David L. Mayer
(Type or print name)

Secretary of the Manager of Conversent
Communications, LLC (the Manager is
New England Voice and Data, L.L.C.)
(Title or capacity of signer)

New York State
Department of State
Division of Corporation, State Records
and Uniform Commercial Code
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF CHANGE
OF
Conversent Communications of New York, LLC
(Insert name of Domestic Limited Liability Company)
Under Section 211-A of the Limited Liability Company Law

FIRST:  The name of the limited liability company is:  Conversent Communications of New York, LLC

If the name of the limited liability company has been changed, the name under which it was formed is:  Nevd of New York, LLC

SECOND:  The articles of organization were filed with the Department of State on:  7/24/98.

THIRD:  The change(s) effected hereby are:  [check appropriate box(es)]

☐	The county location, within this state, in which the office of the limited liability company is located, is changed to:

☒	The address to which the Secretary of State shall forward copies of process accepted on behalf of the limited liability company is changed to read in its entirety as follows:

National Registered Agents, Inc.

875 Avenue of the Americas, Suite 501, New York, NY 10001

☐	The limited liability company hereby: [check one]

☐ Designates

as its registered agent upon whom process against the limited liability company may be served. The street address of the registered agent is

☒ Changes the designation of its registered agent to: National Registered Agents, Inc. The street address of the registered agent is: 875 Avenue of the Americas, Suite 501, New York, NY 10001

☐ Changes the address of its registered agent to:

☐	Revokes the authority of its registered agent.

/s/ James P. Prenetta, Jr.
(Signature)

James P. Prenetta, Jr.
(Type or print name)

EVP
(Title of signer)

New York State
Department of State
Division of Corporation, State Records
and Uniform Commercial Code
Albany, NY 12231

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

Conversent Communications of New York, LLC

(Insert name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST:  The name of the limited liability company is: Conversant Communications of New York, LLC

If the name of the limited liability company has been changed, the name under which it was organized is: NEVD of New York, LLC

SECOND:  The date of filing of the articles of organization is: July 24, 1998

THIRD:  (set forth each amendment in a separate paragraph providing the subject matter and full text of each amended provision).  The amendment effected by this certificate of amendment is as follows:

Paragraph 7 of the Articles of Organization relating to Manager/Member Managed is hereby amends to read as follows:  The limited liability company is to be managed by 1 or more members.  The Member is Conversent Communications, LLC (5 Wall Street Burlington, MA 01803)

By:	CONVERSENT COMMUNICATIONS, LLC

its Sole Member

By:	/s/ Raymond B. Ostroski
(Signature)

Raymond B. Ostroski
(Type or print name)

EVP, General Counsel and Secretary
(Title or capacity of signer)